EXHIBIT 10.2

SECURED PROMISSORY NOTE

$2,300,000.00	November 30, 2021
Monterey, California

FOR VALUE RECEIVED, DEP NEVADA, INC., A NEVADA CORPORATION (“Borrower”), hereby unconditionally promises to pay to the order of CARY STIEBEL, JANA STIEBEL, JAYME RIVARD, ADRIAN DERMICEK, AND LAURIE JOHNSON (collectively “Lender”), in lawful money of the United States of America and in immediately available funds, the principal sum of Two Million Three Hundred Thousand Dollars ($2,300,000) (the “Loan”) together with accrued and unpaid interest thereon, each due and payable on the dates and in the manner set forth below.

This Promissory Note is the Note referred to in and is executed and delivered in connection with that certain Security Agreement dated as even date herewith, and executed by Borrower in favor of Lender (as the same may from time to time be amended, modified or supplemented or restated, the “Security Agreement”). Additional rights of Lender are set forth in the Security Agreement. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Security Agreement.

1. Transaction. Contemporaneous with the execution of this Note, the Parties are entering into a certain Membership Interest Purchase Agreement to which this Note is attached as Exhibit B (the “MIPA”).

2. Effective Date. The Parties hereby agree and acknowledge that this Note shall only become effective as of the first calendar day following the City Approval Date and the State Approval Date (as such terms are defined in the MIPA) (the “Effective Date”). In the event the MIPA is terminated for any reason prior to the State Approval Date, this Note shall automatically terminate without any further action required by the Parties.

3. Principal Repayment. The unpaid principal balance of this Note plus accrued and unpaid interest thereon (such amount, less any payments made in connection with prepayment, as defined below, the “Amount Due”) shall be due and payable on the five (5) year anniversary of the Effective Date hereof (the “Maturity Date”).

4. Interest Rate and Payments. Payments of the interest only shall be paid on a monthly basis for the initial six (6) months following the Effective Date (the “Monthly Payment”). Thereafter, no payments shall be required until the Maturity Date. Interest shall accrue on the unpaid principal amount of this Note at a rate per annum equal to ten percent (10%) compounded annually. Interest will be computed on the basis of a 365 or 366-day year, as applicable, and the actual number of days elapsed. Interest shall be due and payable on the Maturity Date.

5. Place of Payment. All amounts payable hereunder shall be payable to U.S. bank accounts provided by Lender.

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6. Application of Payments. All payments made hereunder shall be applied first to reasonable expenses, if any, including reasonable attorney’s fees, of the Lender incurred in the collection of this Note following default, then to accrued interest, and then to principal.

7. Secured Note. The full amount of this Note is secured by the Collateral identified and described as security therefor in the Security Agreement executed by and delivered by Borrower to Lender. Borrower shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on or in the Collateral, or in any portion thereof, except as permitted pursuant to the Security Agreement.

8. Prepayment. Borrower has the right, but not the obligation, at its sole discretion, to pre-pay this Note (including interest), in whole or in part, prior to the Maturity Date. Borrower may, upon notice to Lender specifying that it is paying the Note (the “Prepayment Notice”), pay without penalty or premium the Note in whole or in part from time to time, by paying the amount specified in the Prepayment Notice.

9. Default. Each of the following events shall be an “Event of Default” hereunder:

(a) Borrower fails to pay timely any of the principal amount due under this Note or any accrued interest or other amounts due under this Note and such payment becomes more than five (5) business days’ late;

(b) Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(c) An involuntary petition is filed against Borrower (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Borrower.

(d) An “Event of Default” under the Security Agreement.

Upon the occurrence of an Event of Default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Lender, and, in the case of an Event of Default pursuant to (b) or (c) above, automatically, be immediately due, payable and collectible by Lender pursuant to applicable law.

(e) Upon the occurrence and during the continuance of an Event of Default interest shall accrue on the unpaid principal balance of this Note at the rate of interest specified in Section 2 plus three percent (3%) per annum, or such lower maximum amount of interest permitted to be charged under applicable law.

10. Waiver. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys’ fees, costs and other expenses. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

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11. Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

12. Successors and Assigns. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof.

13. Savings Clause. Nothing contained in this Note shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum interest rate permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum interest permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by Borrower to Lender.

14. Cumulative Remedies. Each right, power, and remedy of the Lender as provided for in this Note, or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other such right, power, or remedy, and the exercise or beginning of the exercise by the Borrower of any one or more of such rights, powers, or remedies.

IN WITNESS WHEREOF, this Note has been duly executed and delivered by each of the Parties hereto as of the day and year first above written.

BORROWER:
DEP Nevada, Inc.		LENDER

By:	/s/ Stephen ‘Trip’ Hoffman	/s/ Cary Stiebel
Name:	Stephen ‘Trip’ Hoffman	Cary Stiebel
Title:	Authorized Signatory
/s/ Jana Stiebel
Jana Stiebel

/s/ Jayme Rivard
Jayme Rivard

/s/ Adrian Dermicek
Adrian Dermicek

/s/ Laurie Johnson
Laurie Johnson

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JOINDER

The undersigned, in their capacity as a Manager or Officer (each an “Authorized Signatory”) of the respective undersigned entities, hereby represent they are authorized to sign, and hereby agree to join in, and be bound by, the provisions set forth in this Note (“Note”). Each Authorized Signatory acknowledges receipt of a copy of this Note and to having reviewed this Note. Each undersigned entity, by and through its Authorized Signatory, understands, acknowledges and agrees that, upon execution of this Joinder to Note, such undersigned entity shall, without further action or documentation, thereupon be bound by this Note as a Borrower, as though a direct Borrower thereto.

To be executed following the Effective Date:

JOINING PARTY:

CANOPY MONTEREY BAY, LLC

By:	/s/ Stephen ‘Trip’ Hoffman
Stephen ‘Trip’ Hoffman
Its:	Manager

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